IDS LIFE SERIES FUND, INC.

                                POWER OF ATTORNEY

Gumer C. Alvero     Timothy V. Bechtold   Rodney P. Burwell   Jefferey P. Fox
Lorraine R. Hart    Jean B. Keffeler      Judd K. Lohmann     Thomas R. McBurney
Mary Ellyn Minenko

Do hereby jointly and severally authorize Eric L. Marhoun, Mary Ellyn Minenko, James M. Odland, Teresa J.Rasmussen, H. Bernt von Ohlen and Susan Wold to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the IDS Life Series Fund, Inc. under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

Dated the 16th day of April, 2003.




/s/ Jeffrey P. Fox                        /s/ Judd K. Lohmann
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    Jeffrey P. Fox                            Judd K. Lohmann